Exhibit 10.2

ENOVIX CORPORATION
2021 EQUITY INCENTIVE AWARD PLAN
PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
Enovix Corporation (the “Company”), pursuant to its 2021 Equity Incentive Award Plan, as amended from time to time (the “Plan”), granted to the holder listed below (the “Participant”) on the grant date set forth below (the “Grant Date”), an award of performance stock units (“Performance Stock Units” or “PSUs”). Each vested PSU represents the contingent right to receive, in accordance with the Performance Stock Unit Award Agreement attached hereto as Exhibit A and the Performance Conditions attached hereto as Exhibit B (together, the “Agreement”), up to two shares of Common Stock (“Shares”). This award of PSUs is subject to all of the terms and conditions set forth in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	_____________________
Grant Date:	_____________________
Total Number of PSUs:	_____________________

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Exhibit 10.2

Vesting and Settlement:

50% of the PSUs are eligible to be earned in respect of the 2024 Performance Period (as defined in Exhibit B) and the remaining 50% of the PSUs are eligible to be earned in respect of the 2025 Performance Period (as defined in Exhibit B).
On each Determination Date, the Plan Administrator shall determine the applicable Achievement Factor in accordance with Exhibit B and a number of Shares determined by multiplying the number of PSUs eligible to be earned in respect of the applicable Performance Period times the Achievement Factor shall be earned by the Participant subject to the Participant’s Continuous Service through the applicable Vesting Dates, as set forth below, and subject to the additional terms and conditions set forth in this Agreement.

For the avoidance of doubt, in the event the Achievement Factor equals zero, no Shares will be issued in respect of the PSUs tied to such Achievement Factor and all such PSUs shall terminate for no consideration on the Determination Date.

The PSUs shall vest (each, a “Vesting Date”) as follows, in each case, subject to the Participant’s Continuous Service through the applicable Vesting Date and subject to the additional terms and conditions set forth in this Agreement: (i) 50% of the Shares earned in respect of the 2024 Performance Period (as defined in Exhibit B) will vest on the second annual anniversary of the Grant Date, (ii) the remaining 50% of the Shares earned in respect of the 2024 Performance Period will vest on the third annual anniversary of the Grant Date, (iii) 50% of the Shares earned in respect of the 2025 Performance Period (as defined in Exhibit B) will vest on the third annual anniversary of the Grant Date, and (iv) the remaining 50% of the Shares earned in respect of the 2025 Performance Period will vest on the fourth annual anniversary of the Grant Date.

The maximum number of Shares that may be issued in settlement of the PSUs is 200% of the original grant of PSUs based on achievement.

By the Participant’s and the Company’s signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. By signing below, the Participant agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding Shares otherwise issuable to the Participant upon vesting of the PSUs having a fair market value equal to the withholding obligation, (ii) instructing a broker on the Participant’s behalf to sell a number of Shares otherwise issuable to the Participant upon vesting of the PSUs having a fair market value equal to the withholding obligation and remitting the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.

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Exhibit 10.2

ENOVIX CORPORATION: Participant:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

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EXHIBIT A
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
PERFORMANCE STOCK UNIT AWARD AGREEMENT
Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) to which this Performance Stock Unit Award Agreement (together with Exhibit B to the Grant Notice, this “Agreement”) is attached, Enovix Corporation (the “Company”), has granted to the Participant the number of performance stock units (“Performance Stock Units” or “PSUs”) set forth in the Grant Notice under the Company’s 2021 Equity Incentive Award Plan, as amended from time to time (the “Plan”). Each vested PSU represents the contingent right to receive up to two shares of Common Stock (“Shares”). Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.
ARTICLE I.
GENERAL
I.1Incorporation of Terms of the Plan. The PSUs are subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control.
ARTICLE II.
GRANT OF PERFORMANCE STOCK UNITS
II.1Grant of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any parent or subsidiary of the Company and for other good and valuable consideration.
II.2Unsecured Obligation. Unless the Achievement Factor (as defined in Exhibit B) is greater than zero and unless and until the PSUs have vested in the manner set forth in Article II hereof, the Participant will have no right to receive Shares under any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
II.3Vesting Schedule. The PSUs shall vest and become nonforfeitable as set forth in the Grant Notice under “Vesting and Settlement”. In the event of Participant’s termination of Continuous Service, all unvested PSUs will immediately and automatically be terminated for no consideration, except as otherwise set forth in this Agreement, determined by the Plan Administrator or provided in a binding written agreement between Participant and the Company.
II.4Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render services to the Company or any Affiliate.
II.5Termination. The PSUs shall terminate as set forth in the Grant Notice under “Vesting and Settlement”

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II.6Issuance of Shares upon Vesting.
(a)Shares shall be issued upon vesting of the PSUs as soon as administratively practicable after the vesting of the applicable PSU, but in no event later than sixty (60) days following the Vesting Date.
(b)Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(c)As set forth in Section 8 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the PSUs. The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the PSUs or the issuance of Share. To satisfy the income and employment tax withholding obligations arising under applicable federal and state laws, the Company may, in its sole discretion, satisfy all or any portion of its tax withholding obligations by (i) causing a Participant to tender a cash payment, (ii) permitting or requiring a Participant, or instructing a broker on the Participant’s behalf, to enter into a “same day sale” commitment, if applicable, with a broker-dealer whereby the Participant irrevocably elects to sell a portion of the shares of Common Stock to be delivered in connection with the settlement of the PSUs to satisfy the Company’s withholding obligation and whereby the broker-dealer irrevocably commits to forward the proceeds necessary to satisfy the Company’s withholding obligation directly to the Company, or (iii) withholding shares of Common Stock otherwise issuable to a Participant upon settlement of the PSUs. In determining the amount to be withheld, the Company may consider statutory withholding amounts or other withholding rates applicable to a Participant, including the maximum applicable rate(s) in a Participant’s applicable jurisdiction(s).
II.7Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 8 of the Plan.
II.8Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 6 of the Plan.

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ARTICLE III.
OTHER PROVISIONS
III.1Administration. The Plan Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. No member of the Plan Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.
III.2PSUs Not Transferable. Except as otherwise provided in the Plan, the PSUs are not transferable, except by will or by the applicable laws of descent and distribution.
III.3Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.
III.4Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
III.5Adjustments Upon Specified Events. The Plan Administrator may accelerate the vesting of the PSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 6 of the Plan.
III.6Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
III.7Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.
III.8Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
III.9Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

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III.10Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
III.11Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Plan Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.
III.12Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
III.13Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
III.14Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or interfere with or restrict in any way with the right of the Company or any of its Affiliates, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant’s at any time.
III.15Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
III.16Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A. Notwithstanding anything else provided herein, to the extent any payments (such as settlement of the PSUs) (“Payments”) provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such Payment shall not be made or commence until the earlier of (i) the expiration of the six (6)-month period measured from Participant’s separation from service from the Company or the Service Recipient or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant

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including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first Payment thereof will include a catch-up Payment covering the amount that would have otherwise been paid during the period between Participant’s termination of employment and the first Payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. To the extent that any provision of this Agreement is ambiguous as to its exemption from or compliance with Section 409A, the provision will be read in such a manner so that all Payments hereunder are exempt from Section 409A to the maximum permissible extent and, for any Payments where such construction is not reasonable, that those Payments comply with Section 409A to the maximum permissible extent. To the extent any Payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such Payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate Payments for purposes of Section 1.409A-2(b)(2) of the U.S. Treasury Regulations. Payments may be accelerated by the Company to the extent permitted by Section 1.409A-3(j)(4) of the U.S. Treasury Regulations.
III.17Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to PSUs, as and when payable hereunder.
III.18Clawback. The PSUs and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

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